UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
December 3, 2009
Date of Report (Date of earliest event reported)
Smith & Wesson Holding Corporation
(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688

(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)
2100 Roosevelt Avenue
Springfield, Massachusetts
01104
(Address of Principal Executive Offices) (Zip Code)
(800) 331-0852
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     As described in Item 2.03, we and our direct and indirect domestic subsidiaries entered into an amendment to our credit agreement. The disclosure provided in Item 2.03 of this Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     We and our direct and indirect domestic subsidiaries entered into Amendment No. 4 to Credit Agreement, dated as of December 3, 2009, with TD Bank, N.A. (the “Amendment”). Capitalized terms used herein have the meanings set forth in the Credit Agreement (as defined in the Amendment).
     The Amendment amended the Credit Agreement to, among other things, (i) increase the Revolving Commitment of TD Bank, N.A. from $40,000,000 to $60,000,000, and (ii) modify the Borrowing Base in certain respects.
     The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.57(d), and is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit
Number	Exhibits

10.57(d)	Amendment No. 4 to Credit Agreement, dated as of December 3, 2009, among Smith & Wesson Holding Corporation, Smith & Wesson Corp., Thompson/Center Arms Company, Inc., and Universal Safety Response, Inc., as Borrowers, the other Loan Parties named therein, the Lenders named therein, and TD Bank, N.A., as Administrative Agent, including all exhibits and schedules thereto

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH & WESSON HOLDING CORPORATION
Date: December 9, 2009	By:	/s/ Michael F. Golden
Michael F. Golden
President and Chief Executive Officer

EXHIBIT INDEX

10.57(d)	Amendment No. 4 to Credit Agreement, dated as of December 3, 2009, among Smith & Wesson Holding Corporation, Smith & Wesson Corp., Thompson/Center Arms Company, Inc., and Universal Safety Response, Inc., as Borrowers, the other Loan Parties named therein, the Lenders named therein, and TD Bank, N.A., as Administrative Agent, including all exhibits and schedules thereto